UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2020

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EGRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Co-Promotion Agreement

On January 7, 2020, Eagle Pharmaceuticals, Inc., or the Company, entered into a Co-Promotion Agreement with Tyme Technologies Inc., or Tyme, an emerging biotechnology company developing cancer metabolism-based therapies, including SM-88 (racemetyrosine) novel oral therapy, or SM-88. Pursuant to the Co-Promotion Agreement, Tyme granted the Company the non-exclusive right to co-promote SM-88 to specified medical professionals in the United States for the treatment of any and all indications for which SM-88 is approved in humans in the United States.

Pursuant to the Co-Promotion Agreement, the Company will provide sales representatives to cover 25% of Tyme’s sales force requirements. The parties will agree on the initial minimum required number of Company sales representatives prior to filing the new drug application for SM-88. Commencing with the fiscal quarter following the first commercial sale of SM-88 in the United States, Tyme will pay the Company a fee equal to 15% of net sales of all SM-88 products sold in the United States in each fiscal quarter. As part of the Co-Promotion Agreement, Tyme granted the Company the non-exclusive right to use Tyme’s trademarks and copyrights in connection with the promotion of SM-88 in the United States. The Co-Promotion Agreement also includes a non-competition provision restricting the Company and a mutual non-solicitation provision, each lasting until the first anniversary of the Co-Promotion Agreement’s termination date. The Co-Promotion Agreement also contains customary provisions regarding payment, confidentiality and indemnification.

The co-promotion of SM-88 in the United States will be supervised by a joint sales operations committee composed of representatives from the Company and Tyme. Under the Co-Promotion Agreement, Tyme will retain the sole right to develop and commercialize the product and will remain solely responsible for the costs of seeking regulatory approval of, manufacturing, selling and distributing SM-88.

The Co-Promotion Agreement has a ten year term, expiring on January 7, 2030. Subject to specified notice periods and limitations, either party may terminate the Co-Promotion Agreement in the event of (i) an uncured material breach by the other party, (ii) the withdrawal of SM-88 from the market by Tyme for certain specified reasons, or (iii) the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings with respect to the other party. In addition, Tyme has a buyout right to terminate the Co-Promotion Agreement and all of the Company’s rights thereunder immediately upon a $200 million payment to the Company. The Company may also terminate the Co-Promotion Agreement for convenience upon 12 months’ written notice given any time after the second anniversary of the first commercial sale of SM-88 product in the United States.

The foregoing is a summary description of certain terms of the Co-Promotion Agreement, is not complete and is qualified in its entirety by reference to the text of the Co-Promotion Agreement, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

Simultaneously with their entry into the Co-Promotion Agreement, the Company and Tyme also entered into a Securities Purchase Agreement, as further discussed below.

Securities Purchase Agreement

On January 7, 2020, the Company and Tyme entered into a Securities Purchase Agreement, or SPA, pursuant to which Tyme issued and sold to the Company 10,000,000 shares of common stock, par value $0.0001 per share, or Common Stock, of Tyme at a price of $2.00 per share, or the Initial Purchase. The SPA provides that the Company will, subject to certain conditions, make an additional cash payment and an additional purchase of preferred stock upon the occurrence of a Milestone Event, which is defined as the earlier of (i) the successful completion of a pivotal trial in pancreatic cancer, as defined by achieving the primary efficacy endpoint per the protocol, of (A) Part 2 of Tyme’s TYME-88-Panc clinical trial or (B) an arm of the Precision PromiseSM clinical trial with the Pancreatic Cancer Action Network using SM-88, in either case, with any such amendments or changes to the protocol resulting from U.S. Food and Drug Administration, or FDA, guidance or communications and in each case that is adequate for registration submission and meets the primary endpoint as pre-specified in the protocol provided to FDA incorporating FDA comments, or (ii) FDA approval of SM-88 in any cancer indication within the United States. Upon the occurrence of a Milestone Event, subject to certain conditions, the Company will make a one-time cash payment of $10,000,000 to Tyme and purchase 10,000 shares of Series A Preferred Stock, par value $0.0001, or the Preferred Shares, at a price of $1,000 per share. The Preferred Shares will be convertible into Common Stock and will have a conversion ratio equal to the quotient of $1,000 divided by an amount equal to 1.15 times the average of the volume weighted average price of Tyme’s Common Stock for the seven trading days immediately following announcement of the Milestone Event. The Company’s obligations to effectuate these transactions will terminate if the Milestone Event does not occur on or prior to the five year anniversary of the SPA, although the Company retains the right to waive this requirement.

In the event that Tyme consummates a fundamental corporate transaction, including a sale of all or substantially all of its assets, prior to the Milestone Closing (as such term is defined in the SPA), the Company will have no obligation to effect the Milestone Share Purchase (as such term is defined in the SPA).

The Company has agreed to customary “lock-up” and “standstill” restrictions, each ending at the earlier of the date that is (i) three months after the occurrence of the Milestone Event or (ii) the three year anniversary of the SPA. The Company has also agreed to execute a customary “lock-up” agreement in connection with any public offering of shares of Common Stock or securities exchangeable or convertible into shares of Common Stock that is consummated on or prior to the third anniversary of the date of the SPA.

In addition, pursuant to the terms of the SPA, the Company and Tyme entered into a Registration Rights Agreement providing the Company with certain demand and piggyback registration rights with respect to any shares of Common Stock issued to the Company under the SPA, any shares of Common Stock issued to the Company upon the conversion of any Preferred Shares issued to the Company under the SPA, and any Common Stock issued as a dividend or other distribution with respect to, or in replacement of, the foregoing securities.

The Common Stock issued and sold in connection with the Initial Purchase were, and any issuance of Preferred Shares at the subsequent closing will be, made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as the sale and issuance in a transaction by an issuer not involving any public offering.

The foregoing is a summary description of certain terms of the SPA, is not complete and is qualified in its entirety by reference to the text of the SPA which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated January 7, 2020, between the Company and Tyme.
104	Cover Page Interactive Data file (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: January 8, 2020	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer